EXHIBIT 23.1

                      CONSENT OF ERNST & YOUNG
                       INDEPENDENT AUDITORS


We consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (No. 33-49468) pertaining to the 1991 Stock Option Plan of Convex Computer Corporation and (ii) the Registration Statement on Form S-8 (No. 33-49470) pertaining to the 1986 Employee Stock Purchase Plan of Convex
Computer Corporation of our reports dated March 25, 1994, with respect to the consolidated financial statements and schedules of Convex Computer Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1993.



                                                       ERNST & YOUNG


Dallas, Texas
March 25, 1994